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                          VULCAN MATERIALS COMPANY
                                SUBSIDIARIES
                           AS OF DECEMBER 31, 1995

                                                    STATE OR OTHER        % OWNED
                                                    JURISDICTION OF      DIRECTLY OR
                                                    INCORPORATION OR     INDIRECTLY
   ENTITY                                           ORGANIZATION         BY VULCAN

Subsidiaries
Atlantic Granite Company*                           South Carolina          33 1/3
Birmingham Slag Company*                            Alabama                100
BRT Transfer Terminal, Inc.                         Kentucky               100
Calizas Industriales del Carmen, S.A. de C.V.       Mexico                  49
Callaway Chemical Company                           New Jersey             100
Callaway Chemical Limited                           British Columbia       100
Dixie Sand and Gravel Company*                      Tennessee              100
Knoxville Mack Distributors, Inc.*                  Tennessee              100
Lambert Bros., Inc.*                                Tennessee              100
Midsouth Machine and Service Company                Tennessee              100
Peroxidation Systems GmbH                           Germany                100
Reco Transportation, Inc.                           Kentucky               100
Rio Linda Chemical Co., Inc.                        Delaware               100
Statewide Transport, Inc.                           Texas                  100
Vulcan/ICA Distribution Company (Partnership)       Texas                   51
Vulcan Gulf Coast Aggregates, Inc.                  New Jersey             100
Vulcan Gulf Coast Materials, Inc.                   New Jersey             100
Vulcan International, Ltd.                          U.S. Virgin Islands    100
Vulcan Lands, Inc.                                  New Jersey             100
Vulcan Peroxidation Systems Inc.                    New Jersey             100
Vulcan Soda Ash Company                             California             100
VULICA Shipping Company, Limited                    Bahamas                 50
Wanatah Trucking Co., Inc.                          Indiana                100
Wesco Contracting Company*                          Tennessee              100
White's Mines, Inc.*                                Texas                  100

*Inactive

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